As filed with the Securities and Exchange Commission on February 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REVOLUTION MEDICINES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	47-2029180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 Saginaw Drive

Redwood City, California 94063

(650) 481-6801

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark A. Goldsmith, M.D., Ph.D.

President and Chief Executive Officer

Revolution Medicines, Inc.

700 Saginaw Drive

Redwood City, California 94063

(650) 481-6801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Mark V. Roeder John C. Williams Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Telephone: (650) 328-4600	Copies to: Margaret Horn Chief Operating Officer and General Counsel Revolution Medicines, Inc. 700 Saginaw Drive Redwood City, California 94063 Telephone: (650) 481-6801	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252613

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Common Stock, $0.0001 par value per share	$34,752,470	$3,791.50

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $265,247,500 on a Registration Statement on Form S-1 (File No. 333-252613), which was declared effective by the Securities and Exchange Commission on February 3, 2021. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $34,752,470 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Revolution Medicines, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-252613), as amended (the “Prior Registration Statement”), which the Registrant initially filed with the Commission on February 1, 2021 and which the Commission declared effective on February 3, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares of common stock to be offered by the Registrant in the public offering by $34,752,470, which includes additional shares that the underwriters have the option to purchase. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith.

Exhibit Index

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(2)	Power of Attorney.

(1)

Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-252613), filed with the Securities and Exchange Commission on February 1, 2021 and incorporated by reference herein.

(2)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-252613), originally filed with the Securities and Exchange Commission on February 1, 2021 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California on February 3, 2021.

Revolution Medicines, Inc.

By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Goldsmith Mark A. Goldsmith, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 3, 2021

/s/ Jack Anders Jack Anders	Vice President, Finance and Principal Accounting Officer (Principal Financial and Accounting Officer)	February 3, 2021

* Elizabeth McKee Anderson	Director	February 3, 2021

* Alexis Borisy	Director	February 3, 2021

* Neil Exter	Director	February 3, 2021

* Peter Svennilson	Director	February 3, 2021

* Vincent A. Miller, M.D.	Director	February 3, 2021

* Thilo Schroeder, Ph.D.	Director	February 3, 2021

* Barbara Weber, M.D.	Director	February 3, 2021

* Eric Schmidt., Ph.D.	Director	February 3, 2021

*By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D. Attorney-in-Fact